Exhibit 10.23

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

between

AMERICAN CRYSTAL SUGAR COMPANY,

as Borrower,

and

CoBANK, ACB,

as Lender,

dated July 31, 2006

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Fourth Amendment”) is dated to be effective as of July 25, 2007, and is by and between AMERICAN CRYSTAL SUGAR COMPANY, a Minnesota cooperative corporation (“Borrower”), and CoBANK, ACB (“Lender”), and amends that certain Amended and Restated Loan Agreement dated July 31, 2006, as amended from time to time (the “Loan Agreement”). All capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

RECITALS

The parties have agreed to modify certain terms and provisions of the Loan Agreement as more fully set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree to amend the Loan Agreement in the following respects:

1.                                       Defined Terms.

The following terms set forth in Section 1.1 of the Loan Agreement shall be amended and restated in their entirety:

“Existing Term Loan T04”:  As defined in Section 2.1(e).

“Revolving Loan Amount”:  An amount which shall not at any time be greater than Three Hundred Sixty Million Dollars ($360,000,000), as determined from time to time according to the terms of the Loan Agreement, or such lesser amount that may be designated by the Borrower in a written notice to the Lender, which lesser amount will be effective seven (7) days after the Lender’s receipt of such written notice.

“Term Letter of Credit Commitment Amount”:  Twenty Million Dollars ($20,000,000).

“Term Loan Availability Period”:  The period beginning on the Closing Date and ending on August 1, 2009.

“Term Loan T01 Amount”:  An amount which shall not at any time be greater than (i) Fifty-Eight Million Two Hundred Seventy-Six Thousand Seven Hundred Two Dollars ($58,276,702) through December 31, 2007, (ii) Forty-Eight Million Seven Hundred Seven Thousand Four Hundred Two Dollars ($48,707,402) effective as of January 1, 2008 through December 31, 2008; or (iii) Forty-One Million Nine Hundred Fifty-Two Thousand Six Hundred Two Dollars ($41,952,602) effective as of January 1, 2009, as determined from time to time according to the terms of the Loan Agreement.

“Term Loan T01NP Amount”:  An amount which shall not at any time be greater than (i) Seventeen Million Six Hundred Seventy-Five Thousand Nine Hundred Dollars ($17,675,900) through December 31, 2007, or (ii) Ten Million Two Hundred Forty-Five Thousand Two Hundred Dollars ($10,245,200) effective as of January 1, 2008, as determined from time to time according to the terms of the Loan Agreement.

“Term Loan T06 Amount”:  An amount which shall not at any time be greater than Fifty-Five Million Dollars ($55,000,000), as determined from time to time according to the terms of the Loan Agreement.

“Termination Date”:  The earliest of (a) August 1, 2009, or (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 of the Loan Agreement.

The following terms set forth in Section 1.1 of the Loan Agreement shall be amended:

“Capitalization Ratio”:  When calculating the Capitalization Ratio, the cumulative non-cash Other Comprehensive Income (“OCI”) (determined in accordance with GAAP) effect of pension plan accounting on equity, not to exceed $25,000,000, may be excluded.

The following terms shall be added to Section 1.1 of the Loan Agreement:

“Term Loan T01NP Maturity Date”:  December 31, 2008.

“Term Loan T04 Amount”:  An amount which shall not at any time be greater than Sixty-One Million Dollars ($61,000,000), as determined from time to time according to the terms of the Loan Agreement.

“Term Note T04”:  The promissory note of the Borrower in the form of Exhibit A-5 hereto, evidencing the obligation of the Borrower to repay the Term Loan T04.

2.                                       Section 2.1(c) of the Loan Agreement, Term Loan T01NP, shall be amended in the following respect:  As of the date of this Fourth Amendment, no further Advances will be made under Term Loan T01NP, and any amounts repaid on Term Loan T01NP may not be reborrowed. The remaining provisions of Section 2.1(c) shall continue in full force and effect.

3.                                       A new subsection (e) shall be added to Section 2.1 of the Loan Agreement as follows:

(e)                                  Term Loan T04. The Lender has previously extended to the Borrower Term Loan T04 pursuant to that certain Non-Revolving Credit Supplement dated as of December 12, 2005, and numbered Z269T04B, in the original principal amount of $36,000,000, which has an unpaid principal balance of $36,000,000, and a maturity date of April 30, 2013. Term Loan T04 is subject to all of the terms and conditions of the Loan Agreement, except to the extent any provision of the Loan Agreement is in conflict with any provision of the Non-Revolving Credit Supplement, in which event the applicable Non-Revolving Credit Supplement shall control with respect to such provision. Subject to such terms and conditions, Term Loan T04 shall be increased up to the Term Loan T04 Amount, for the purpose of transferring Borrower’s Obligations under all outstanding Term Letters of Credit issued under Term Loan T06 to Term Loan T04, and for the purpose of issuing additional Term Letters of Credit from time to time in accordance with the Loan Agreement.

4.                                       A new subsection (f) shall be added to Section 2.1 of the Loan Agreement as follows:

(f)                                    Increase in Loans. At any time prior to the Termination Date, the Borrower may request that a Loan be increased by up to the aggregate amount of $100,000,000. Such request shall be made in a written notice given to the Lender by the Borrower not less than twenty (20) Banking Days prior to the proposed effective date of such increase, which notice (a “Loan Increase Notice”) shall specify the amount of the proposed increase in the Loan and the proposed effective date of such increase. The proposed increase shall be in an amount not less than $25,000,000. The Lender shall have no obligation to increase a Loan pursuant to a Loan Increase Notice. The Lender shall notify the Borrower on or before the Banking Day immediately prior to the proposed effective date to confirm the amount of the increase in a Loan. Any increase in a Loan shall be subject to the following conditions precedent:  (i) as of the date of the Loan Increase Notice and as of the proposed effective date of the increase in the Loan, all representations and warranties of the Borrower in the Loan Agreement shall be true and correct in all material respects as though made on such date and no event shall have occurred and then be continuing which constitutes a Default or an Event of Default; (ii) the Borrower and the Lender shall have executed a Commitment and Acceptance (“Commitment and Acceptance”) substantially in the form of Exhibit F hereto; and (iii) the Borrower and the Lender shall otherwise have executed and delivered such other instruments and documents as may be required hereunder or that the Lender shall have reasonably requested in connection with such increase. In the event any provision of a Commitment and Acceptance shall be inconsistent with any provisions of the Loan Agreement, the Loan Agreement shall govern. Upon satisfaction of the conditions precedent to any increase in a Loan, the Lender shall promptly advise the Borrower of the effective date of such increase. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of the Lender to increase a Loan.

5.                                       Section 2.2 of the Loan Agreement, Existing Loans, shall be amended in the following respect:  All references in Section 2.2 to “Term Loan T04” shall be deleted, it being understood and agreed that Term Loan T04 shall hereafter be defined as set forth in Section 2.1(e) of the Loan Agreement. The remaining provisions of Section 2.2 shall continue in full force and effect.

6.                                       Section 2.7(b) of the Loan Agreement, Repayment; Term Loan T01, shall be amended and restated to read in full as follows:

(b)                                 Term Loan T01. The principal of Term Loan T01 shall be payable as follows:  On December 31, 2007, a principal payment shall be due in the amount of $9,569,300; on December 31, 2008, a principal installment shall be due in the amount of $6,754,800; on December 31, 2009, a principal payment shall be due in an amount equal to one-third (1/3) of the outstanding principal balance of Term Loan T01 as of the last day of the Term Loan Availability Period; the remaining principal balance shall be payable in two equal annual installments due on December 31, 2010 and December 31, 2011, and any amount of principal or interest remaining unpaid with respect to Term Loan T01 on the Term Loan Maturity Date shall be immediately due and payable on such date.

7.                                       Section 2.7(c) of the Loan Agreement, Repayment; Term Loan T01NP, shall be amended and restated to read in full as follows:

(c)                                  Term Loan T01NP. The principal of Term Loan T01NP shall be payable in one annual installment in the amount of $7,430,700 on December 31, 2007, and any amount of principal or interest remaining unpaid with respect to Term Loan T01NP on the Term Loan T01NP Maturity Date shall be immediately due and payable on such date.

8.                                       Section 2.7(d) of the Loan Agreement, Repayment; Term Loan T06, shall be amended and restated to read in full as follows:

(d)                                 Term Loan T06. The unpaid principal of Term Loan T06 shall be payable as follows:  On December 31, 2009, a principal payment shall be due in an amount equal to one-third (1/3) of the outstanding principal balance of Term Loan T06 as of the last day of the Term Loan Availability Period; the remaining principal balance shall be payable in two equal annual installments due on December 31, 2010 and December 31, 2011, and any amount of principal or interest remaining unpaid with respect to Term Loan T06 on the Term Loan Maturity Date shall be immediately due and payable on such date.

9.                                       Clause (iv) of Section 2.9 of the Loan Agreement, Letters of Credit, shall be amended and restated to read in full as follows:  (iv) the aggregate amount of all issued and outstanding Term

Letters of Credit shall not exceed $20,000,000. The remaining provisions of Section 2.9 shall continue in full force and effect.

10.                                 Section 2.14(a) of the Loan Agreement, Loan Fees, shall be amended by adding the following:

The Borrower shall pay to the Lender (i) additional Revolving Loan Fees in the amount of $180,000.00 with respect to the Revolving Loan Amount, and (ii) additional Term Loan Fees in the amount of $29,138.00 with respect to the Term Loan T01, in the amount of $13,000.00 with respect to the Term Loan T04, and in the amount of $27,500.00 with respect to the Term Loan T06. Such fees are payable on the date of this Fourth Amendment and are not refundable to the Borrower.

11.                                 Section 2.14(c) of the Loan Agreement, Letter of Credit Fees, shall be amended by adding the following:

Notwithstanding the provisions of Section 2.1(e) of the Loan Agreement, it is hereby understood and agreed that Letter of Credit Fees set forth in Section 2.14(c) shall apply to all Letters of Credit issued and outstanding under Term Loan T04, including Letters of Credit originally issued under Term Loan T04 pursuant to the Non-Revolving Credit Supplement and Letters of Credit originally issued under Term Loan T06 which have been transferred to Term Loan T04.

12.                                 Section 5.1(g) of the Loan Agreement shall be deleted, eliminating the requirement to provide periodic financial statements of Crystech.

13.                                 Section 6.15, Net Working Capital, Section 6.16, Capitalization Ratio, and Section 6.17, Interest Coverage Ratio, shall be amended as follows:  For purposes of calculating Net Working Capital, the Capitalization Ratio and the Interest Coverage Ratio, amounts attributable to Crystech shall no longer be excluded.

14.                                 Representations and Warranties. The Borrower restates, represents and warrants the representations and warranties set forth in Article IV of the Loan Agreement as of the date of this Fourth Amendment.

15.                                 Miscellaneous. All references in the Loan Agreement to “Required Lender” shall be understood to mean “Lender”.

16.                                 Compliance Certificate. The form of Compliance Certificate shall be replaced by Exhibit D-1 attached hereto and made a part hereof.

17.                                 Incorporation of Loan Agreement. This Fourth Amendment shall be an integral part of the Loan Agreement, and all terms of the Loan Agreement are hereby incorporated in this Fourth Amendment by reference, and all terms of this Fourth Amendment are hereby incorporated into the Loan Agreement as if made an original part thereof. Except as modified herein, all terms and provisions of the Loan Agreement shall continue in full force and effect, but to the extent the terms of this Fourth Amendment conflict with the Loan Agreement, the terms of this Fourth Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to be effective as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY,
a Minnesota cooperative corporation

By	/s/ Samuel S. M. Wai
Name	Samuel S. M. Wai
Title	Treasurer

CoBANK, ACB

By	/s/ Michael Tousignant
Name	Michael Tousignant
Title	Vice President

Exhibit A-5

Form of Term Note T04

Attached

TERM NOTE T04

$61,000,000.00	July 25, 2007
Denver, Colorado

FOR VALUE RECEIVED, AMERICAN CRYSTAL SUGAR COMPANY, a Minnesota cooperative corporation (the “Borrower”), hereby promises to pay to the order of CoBANK, ACB (the “Lender”), in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Loan Agreement hereinafter referred to), the principal amount of Sixty-One Million and 00/100 Dollars ($61,000,000.00), or such lesser amount as has actually been advanced under the Term Loan T04, and interest in like funds on the unpaid principal amount hereof from time to time outstanding, at the rates and time set forth in that certain Amended and Restated Loan Agreement dated July 31, 2006, by and between the Borrower and the Lender, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time (the “Loan Agreement”).

Principal and interest shall be payable as set forth in the Loan Agreement, and all principal and interest remaining unpaid on the Term Loan Maturity Date shall be immediately due and payable.

This note is one of the Notes referred to in the Loan Agreement and is subject to and governed by the Loan Agreement. This note is secured, and its maturity is subject to acceleration, in each case upon the terms provided in the Loan Agreement.

Should any Event of Default occur as provided for in the Loan Agreement, all principal and interest outstanding hereunder may be declared immediately due and payable in accordance with the Loan Agreement. The Borrower and all guarantors and endorsers, for themselves, their legal representatives, successors and assigns, hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this note, and consent that the holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the indebtedness evidenced by this note, and such consent shall not alter or diminish the liability of the Borrower or said guarantors or endorsers. The undersigned agrees to pay all costs and expenses of collection, including reasonable attorney’s fees.

The interest rate shall at no time exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved in accordance with applicable law, and the rate of interest payable hereunder shall be limited to the Maximum Rate.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

THE UNDERSIGNED AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

AMERICAN CRYSTAL SUGAR COMPANY,
a Minnesota cooperative corporation

By:	/s/ Samuel S.M. Wai

Its:	Treasurer

2

Exhibit D-1

Form of Compliance Certificate

Attached

CoBANK, ACB

COMPLIANCE CERTIFICATE – CERTIFIED INTERIM FINANCIALS

This certificate is being furnished to CoBANK, ACB (“CoBank”) to induce CoBank to make and/or continue to make advances to the Company and to comply with and demonstrate compliance with the terms, covenants, and conditions of the Company’s Master Loan Agreement and all Promissory Note and Supplements thereto. The undersigned hereby certifies that: (i) this certificate was prepared from the books and records of the Company, is in agreement with them, and is correct to the best of the undersigned's knowledge and belief;  (ii) no “Event of Default” (as defined in the Master Loan Agreement) or event which, with the giving of notice and/or the passage of time and/or the occurrence of any other condition, would ripen into an Event of Default (a “Potential Default”) shall have occurred and be continuing, except as disclosed below; and (iii) based upon the undersigned ‘s review of the attached interim financial statement(s) dated as of                                           , to the best of the undersigned’s  knowledge, the attached financial statement(s) are accurate and complete for the period reflected.

This certificate is attached to and made a part of the Company’s interim financial statements for the reporting period ending                 .

	Required	Actual
Net Working Capital 1. Current Assets as measured in accordance with GAAP 2. Current Liabilities as measured in accordance with GAAP 3. Net Working Capital (1. minus 2.)	Minimum Net Working Capital required for fiscal quarters other than fiscal year end = $15,000,000 Minimum Net Working Capital required for fiscal year end = $35,000,000	1. 2. 3.

Interest Coverage Ratio

1.                    Average Net Funds Generated which is the sum of the following for the most recent 12 Fiscal Quarters.

•                       Add: Unit Retains; Depreciation and amortization; Net income from non-member business and Member business tax timing differences; Decrease in investments in other cooperatives (excluding subsidiaries); and Net revenue from sale of stock.

•                       Minus: Increase in investments in other cooperatives (excluding subsidiaries); Net loss from non-member business and member business tax timing differences; Provision for income tax; and Members’ investment retirements.

2.                    Average Interest Expense defined as the total interest expense of the Company and its Subsidiaries (including, without limitation, interest expense on capital leases) and fees and other charges payable with respect to all Debt, all determined on a consolidated basis in accordance with GAAP for the most recent 12-Fiscal Quarters.

3.                    Interest Coverage Ratio (Sum of 1. and 2., divided by 2.)

	Maintain at all times, and measured as of the end of each Fiscal Quarter, a minimum ratio of Average Net Funds Generated plus Average Interest Expense to Average Interest Expense of at least 2.5:1.0.	1. 2. 3.

Required	Actual

Long Term Debt to Capitalization

1.                    Long Term Debt (excluding current maturities) calculated in accordance with GAAP

2.                    The sum of Long Term Debt plus Equity as determined in accordance with GAAP

3.                    Long Term Debt to Capitalization
(1. divided by 2.)

Note:  For purposes of this calculation the long term debt and equity associated with the consolidation of Pro Gold LLC  are to be excluded.

Maintain at all times and measured as of the end of each Fiscal Quarter the ratio of Long Term Debt divided by the sum of Long Term Debt plus Equity of no greater than fifty-five percent (55%).	1. 2. 3.

Leverage Ratio ( and Term Performance Pricing)

1.                    Long Term Debt (excluding current maturities) calculated in accordance with GAAP

2.                    Plus or minus the difference between actual working capital and $35,000,000

3.                    Total members investments

4.                    Estimated unit retains

5.                    Leverage Ratio (The sum of 1. plus or minus 2. divided by the sum of 3. plus 4. )

1. 2. 3. 4. 5. Based upon the previous fiscal quarter’s Leverage Ratio, the Company is entitled to the following change in the LIBOR and TREASURY Margins:

The above calculations and ratios are to be determined on a consolidated basis in accordance with Section 10 of the Master Loan Agreement (which excludes the financial results of ProGold from such calculations and ratios).

AMERICAN CRYSTAL SUGAR COMPANY (“Company”)

Authorized Signature

Title

Date

Exhibit F

Commitment and Acceptance

To be provided